SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 1, 2015

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Houliang Yu, age 50, was appointed as our Chief Financial Officer. Jun Wang, who has served as our Chief Financial Officer since July 10, 2013, will become our Finance Manager.

 From July 2011 until his appointment as our CFO, Mr. Yu was Chief Financial Officer of Aoxin Holdings Co., Ltd., a leading industrial park developer and operator headquartered in Beijing, of which our Chairman, Ping Wang, is Chairman.

From May 2003 to June, 2011, Mr. Yu was Audit Manager of Anhua Accounting Firm Co., Ltd of Hubei Province. From August 1998 to April 2003, Mr. Yu was CFO of Wuhan Mingdi Industry Group Corporation. From January 1996 to July 1998, Mr. Yu was Financial Manager of Zhangjiajie Water Resources and Hydropower Development Corporation of Hunan Province. From July 1984 to December 1995, he was Chief Accountant of Wuhan Municipal Building Materials Bureau.

Mr. Yu graduated from Jianghan University with the specialty of Accounting. He was an accountant and CFP (China Certified Financial Planner).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Ping Wang
Ping Wang
Chief Executive Officer

Dated: June 1, 2015